EXHIBIT 21

                        SUBSIDAIRIES OF BANTA CORPORATION


                                             STATE OF INCORPORATION
   LIST OF SUBSIDIARIES                         OR ORGANIZATION

   Banta Direct Marketing, Inc.                    Minnesota

   Banta Security Printing, Inc.                   Wisconsin

   Banta Software Services International, Inc.     Minnesota

   Banta Ventures, Inc.                            Wisconsin

   Danbury Printing & Litho, Inc.                  Minnesota

   Dimensional Neon, Inc.                          Wisconsin

   The DI Group, Inc.                              Massachusetts

   KCS Industries Inc.                             Wisconsin

   KnowledgeSet Corporation                        California

   Ling Products, Inc.                             Wisconsin

   One Pass, Inc.                                  Delaware

   One Pass Network, Inc.                          California

   United Graphics Inc.                            Washington

   Wrapper, Inc.                                   Wisconsin